EXHIBIT 31.1

SECTION 302 CERTIFICATION
OF THE PRINCIPAL EXECUTIVE OFFICER

I, M. Ethan Berman, certify that:

1.       I have reviewed this Amendment No. 1 (the “Report”) to the Annual Report on Form 10-K/A for the year ended December 31, 2009 of RiskMetrics Group, Inc.; and

2.       Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report.

Date: April 30, 2010

/s/ M. ETHAN BERMAN
M. Ethan Berman
(Principal Executive Officer)